Filed pursuant to Rule 424(b)(5)
Registration No. 333-229045

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 11, 2019)

HTG Molecular Diagnostics, Inc.

Up to $20,000,000 of Shares of Common Stock and

615,384 Shares of Common Stock

This prospectus supplement relates to the issuance and sale of up to $20,000,000 of shares of our common stock, or Purchase Shares, that we may sell to Lincoln Park Capital Fund, LLC, or Lincoln Park, from time to time pursuant to the purchase agreement, dated March 24, 2020, or the Purchase Agreement, that we have entered into with Lincoln Park, and an additional 615,384 shares of our common stock being issued to Lincoln Park as commitment shares under the Purchase Agreement. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public. See “Lincoln Park Transaction” for a description of the Purchase Agreement and additional information regarding Lincoln Park. Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended, or the Securities Act.

The purchase price for the Purchase Shares will be based upon formulas set forth in the Purchase Agreement depending on the type of purchase notice we submit to Lincoln Park from time to time. We will pay the expenses incurred in registering the shares of our common stock, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “HTGM.” On March 23, 2020, the last reported sale price of our common stock was $0.344 per share.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and are subject to certain reduced public company reporting requirements.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 25, 2020

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

Unless otherwise specified or required by context, references in this prospectus supplement to “HTG Molecular Diagnostics,” “HTG,” “we,” “us” and “our” refer to HTG Molecular Diagnostics, Inc.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and Lincoln Park has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may include trademarks, service marks and trade names owned by us, including VERI/O and HTG EdgeSeq, or by other companies. Solely for convenience, trademarks and trade names, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Information contained on, or that can be accessed through, our website does not constitute part of this prospectus supplement, the accompanying prospectus or any related free writing prospectus.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we authorize for use in connection with this offering, including the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a commercial stage RNA platform-based life sciences company focused on advancing the promise of precision medicine. Our product and service solutions are based on our proprietary next-generation HTG EdgeSeq technology that enables full RNA profiling using a small amount of biological sample, in liquid or solid forms. Our menu of HTG EdgeSeq assays is automated on our HTG EdgeSeq platform, which applies genomic sequencing tools that generate gene expression data in a timely manner utilizing a simplified workflow for customers. We seek to leverage key business drivers in molecular profiling for biomarker analysis and diagnostics, including the acceleration of precision medicine, the migration of molecular testing to NGS-based applications, the movement to smaller and less invasive biopsies, the need for greater diagnostic sensitivity, the need to conform to challenging healthcare economics and the need for automation and an easily deployable workflow, including simplified bioinformatics. For example, these capabilities enable customers to extend the use of limited biological samples for retrospective analysis, gaining further understanding of the molecular drivers of disease with the goal of developing biomarker-driven targeted therapies. We also believe our HTG EdgeSeq technology can be used as a platform technology in clinical applications that will simplify, consolidate and reduce the cost of NGS-based diagnostic workflows and in commercialized companion diagnostic tests.

Corporate Information

We were originally incorporated in Arizona in October 1997 as “High Throughput Genomics, Inc.” In December 2000, we reincorporated in Delaware as “HTG, Inc.” and in March 2011 we changed our name to “HTG Molecular Diagnostics, Inc.” Our principal executive offices are located at 3430 E. Global Loop, Tucson, AZ 85706, and our telephone number is (877) 289-2615. Our corporate website address is www.htgmolecular.com. Information contained on or accessible through our website is not a part of this report, and the inclusion of our website address in this report is an inactive textual reference only.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and therefore we may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until December 31, 2020. References herein to “emerging growth company” have the meaning associated with that term in the JOBS Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

The Offering

Common stock offered by us

•615,384 shares of our common stock being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement, or the Commitment Shares. We will not receive any cash proceeds from the issuance of these Commitment Share; and

•Up to $20,000,000 shares of our common stock, or the Purchase Shares, that we may sell to Lincoln Park from time to time over the next 36 months, at our sole discretion, in accordance with the Purchase Agreement.

Common stock to be outstanding after this offering

122,256,838 shares, assuming sale of 58,139,534 shares at a price of $0.344 per share, which was the closing price of our common stock on Nasdaq on March 23, 2020, and the 615,384 shares of our common stock being issued to Lincoln Park as Commitment Shares. The actual number of shares issued will vary depending on the sales prices in this offering, but will not be greater than, 11,680,793 representing 19.99% of the shares of our common stock outstanding on the date of the Purchase Agreement, unless in accordance with Nasdaq Market rules.

Use of Proceeds

We intend to use the net proceeds that we receive from sales to Lincoln Park under the Purchase Agreement for working capital and general corporate purposes, which may include capital expenditures, debt repayment and research and development, sales and marketing and general and administrative expenses. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and any free writing prospectus that we authorize for use in connection with this offering.

Nasdaq Capital Market symbol	HTGM

The number of shares of common stock outstanding immediately following this offering set forth above is based on 58,090,233 shares of common stock outstanding as of December 31, 2019 and 5,411,687 shares of our common stock issuable upon exercise of pre-funded warrants for $0.01 per share, which pre-funded warrant exercise shares are deemed outstanding for purposes of the above, and exclude, as of December 31, 2019:

•	2,904,898 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.37 per share;
•	223,745 shares of common stock issuable pursuant to outstanding restricted stock units;
•

no shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of December 31, 2019, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•

273,111 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of December 31, 2019, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	120,000 shares of common stock reserved for future issuance as inducement awards;
•	174,871 shares of common stock reserved for future issuance under our Amended and Restated Stock Purchase Plan;

•	236,915 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $12.52 per share; and
•	800,359 shares of common stock issuable upon conversion of an outstanding convertible note at a conversion price of approximately $3.984 per share.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below and discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus supplement, before deciding whether to purchase any common stock in this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to Our Business

Public health epidemics, pandemics or outbreaks, including the recent coronavirus pandemic, could adversely affect our business.

Our business, including our workforce, supply chain and customer base, may be adversely affected by the effects of health epidemics, including the recent outbreak of the novel strain of coronavirus (COVID-19) which has been declared a pandemic. As a result of health epidemics, including COVID-19, businesses may be shut down, supply chains can be interrupted, slowed, or rendered inoperable, and individuals can become ill, quarantined, or otherwise unable to work and/or travel due to health reasons or governmental restrictions.

The outbreak of COVID-19 has caused several countries to implement quarantines and/or significant restrictions on travel.  In addition, certain affected regions, including several states within the United States, have implemented work restrictions that prohibit many employees from going to work. Moreover, the COVID-19 pandemic has resulted in business closures and a substantial reduction in economic activity in the United States and worldwide.

Governmental mandates may require forced shutdowns of our facilities for extended or indefinite periods. In addition, these widespread outbreaks of illness could adversely affect our workforce resulting in serious health issues and absenteeism. Pandemic outbreaks, including the coronavirus, could also substantially interfere with general commercial activity related to our supply chain and customer base, which could have a material adverse effect on our financial condition, results of operations, business, or prospects. Restrictions resulting from the COVID-19 pandemic may disrupt our supply chain or limit our ability to obtain sufficient materials for our consumables or instruments and may disrupt our ability to process customer samples or perform collaborative development services. Further, if our customers’ businesses are similarly affected, they might delay or reduce purchases from us or collaborative development projects with us, which could adversely affect our results of operations.

While significant uncertainty remains as to the potential impact of the COVID-19 pandemic on our operations, and on the global economy as a whole, we believe it is likely that the COVID-19 outbreak will have a negative impact on our product and product-related services revenue and collaborative development services revenue in 2020.  We believe this negative impact will be primarily demand-side driven as our customers experience disruptions in their own businesses from the pandemic. However, it is possible that the COVID-19 pandemic will also impact our workforce, supply chains or distribution networks or otherwise impact our ability to conduct sample processing services and custom assay development services and our ability to provide collaborative development services for companion diagnostic development programs.

The ultimate impact of the COVID-19 pandemic or a similar health epidemic is highly uncertain and subject to change. We do not yet know the full extent of potential delays or impacts on our business, our customers’ businesses, healthcare systems or the global economy as a whole. However, these effects could have a material adverse impact on our operations, financial position and liquidity.

Additional Risks Related to This Offering

The sale or issuance of our common stock to Lincoln Park may cause dilution and the sale of the shares of our common stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our common stock to fall.

On March 24, 2020, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has committed to purchase up to $20,000,000 of our common stock. We are issuing 615,384 Commitment Shares to Lincoln Park as a fee for its commitment to purchase shares of our common stock under the Purchase Agreement. The remaining shares of our common stock that may be issued under the Purchase Agreement may be sold by us to Lincoln Park at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Purchase Agreement, including that the registration statement that includes this prospectus supplement and accompanying prospectus is effective. The purchase price for the shares that we may sell to Lincoln Park under the Purchase Agreement will fluctuate based on the price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to fall.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our common stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We have broad discretion in how we use the net proceeds from this offering, and we may not use these proceeds effectively or in ways with which you agree.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 58,139,534 shares of our common stock are sold at a price of $0.344 per share pursuant to this prospectus supplement, which was the last reported sale price of our common stock on Nasdaq on March 23, 2020, for aggregate gross proceeds of $20.0 million, after deducting estimated aggregate offering expenses payable by us, you would experience immediate dilution of $0.017 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2019 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants or the settlement of restricted stock units may result in further dilution of your investment. See “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by any investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by any investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never declared or paid any cash dividend on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, our ability to pay cash dividends is currently prohibited by the terms of our debt facility, and any future debt financing arrangement may contain terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. Any return to stockholders will therefore be limited to the appreciation of their stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can often be identified by the use of forward-looking words such as “believe,” “expect,” “hope,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” “should,” “would,” “continue,” “seek,” “pro forma,” or “anticipate,” or other similar words (including their use in the negative), or by discussions of future matters. Forward-looking statements include, but are not limited statements about:

•	our ability to successfully commercialize our products and services, including our HTG EdgeSeq assays and corresponding automation systems;
•	our ability to generate sufficient revenue or raise additional capital to meet our working capital needs;
•	our ability to generate revenue from our products and services and drive revenue streams;
•	our ability to secure regulatory clearance or approval, domestically and internationally, for the clinical use of our products;
•

our ability to develop new technologies to expand our product offerings, including direct-target sequencing for detection of mutations in genomic DNA and/or expressed RNA (such as single-point mutations and gene rearrangements, including gene fusions and insertions);

•	the activities anticipated to be performed by us and third parties under design and development projects and programs, and the expected benefits and outcomes of such projects and programs;
•	the implementation of our business model and strategic plans for our business;
•	the regulatory landscape for our products, domestically and internationally;
•

our strategic relationships, including with holders of intellectual property relevant to our technologies, manufacturers of next-generation sequencing instruments and consumables, critical component suppliers, distributors of our products, and third parties who conduct our clinical studies;

•	our intellectual property position;
•	our ability to comply with the restrictions of our debt facility and meet our debt obligations;
•	our expectations regarding the market size and growth potential for our life sciences and diagnostic businesses;
•	our expectations regarding trends in the demand for sample processing by our biopharmaceutical company customers;
•	the impact of the COVID-19 coronavirus pandemic on our business;
•	any estimates regarding expenses, future revenue and capital requirements;
•	our expectations related to the use of the net proceeds from this offering; and
•	our ability to sustain and manage growth, including our ability to develop new products and enter new markets.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

The cautionary statements made in this prospectus supplement and the accompanying prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement or in the accompanying prospectus or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We may receive up to $20,000,000 in aggregate gross proceeds under the Purchase Agreement from any sales we make to Lincoln Park pursuant to the Purchase Agreement after the date of this prospectus supplement. We estimate that the net proceeds to us from the sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will be up to $19.9 million over up to an approximately 36-month period, assuming that we sell the full amount of our common stock that we have the right, but not the obligation, to sell to Lincoln Park under the Purchase Agreement, and after other estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, debt repayment and research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds from this offering to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus supplement. We will retain broad discretion over the use of the net proceeds from this offering.

DILUTION

The sale of our common stock to Lincoln Park pursuant to the Purchase Agreement will have a dilutive impact on our stockholders. In addition, the lower our stock price is at the time we exercise our right to sell shares to Lincoln Park, the more shares of our common stock we will have to issue to Lincoln Park pursuant to the Purchase Agreement and our existing stockholders would experience greater dilution.

Our net tangible book value as of December 31, 2019 was approximately $23.7 million, or $0.373 per share. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock. Dilution represents the difference between the portion of the amount per share paid by purchasers of shares in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the assumed sale by us of 58,139,534 shares of our common stock to Lincoln Park pursuant to the Purchase Agreement at an assumed average sale price of $0.344 per share of our common stock, which was the last reported sale price of our common stock on Nasdaq on March 23, 2020, and the placement of 615,384 shares of common stock to Lincoln Park as Commitment Shares and without giving effect to the 19.99% issuance cap under the Purchase Agreement, and after deducting estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2019 would have been approximately $43.6 million, or $0.356 per share of common stock. This represents an immediate decrease in net tangible book value per share of $0.017 to our existing stockholders.

The above discussion is based on 58,090,233 shares of our common stock outstanding as of December 31, 2019 and 5,411,687 shares of our common stock issuable upon exercise of pre-funded warrants for $0.01 per share, which pre-funded warrant exercise shares are deemed outstanding for purposes of the above discussion and table, and exclude, as of December 31, 2019:

•	2,904,898 shares of common stock issuable upon the exercise of outstanding stock options at a weighted-average exercise price of $2.37 per share;
•	223,745 shares of common stock issuable pursuant to outstanding restricted stock units;
•

no shares of common stock reserved for future issuance under our 2014 Equity Incentive Plan as of December 31, 2019, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•

273,111 shares of common stock reserved for future issuance under our 2014 Employee Stock Purchase Plan as of December 31, 2019, as well as any annual automatic increases in the number of shares of our common stock reserved for issuance under this plan;

•	120,000 shares of common stock reserved for future issuance as inducement awards;
•	174,871 shares of common stock reserved for future issuance under our Amended and Restated Stock Purchase Plan;
•	236,915 shares of common stock issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $12.52 per share; and
•	800,359 shares of common stock issuable upon conversion of an outstanding convertible note at a conversion price of approximately $3.984 per share.

To the extent that outstanding options or warrants are exercised or outstanding restricted stock units are settled, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

LINCOLN PARK TRANSACTION

General

On March 24, 2020, we entered into the Purchase Agreement with Lincoln Park. In connection with the Purchase Agreement, on March 24, 2020, we also entered into a registration rights agreement, or the Registration Rights Agreement, with Lincoln Park, pursuant to which we agreed to take specified actions to maintain the registration of the shares of our common stock subject to the offering described in this prospectus supplement and accompanying prospectus. Pursuant to the terms of the Purchase Agreement, Lincoln Park has agreed to purchase from us up to $20,000,000 of our common stock (subject to certain limitations) from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement and Registration Rights Agreement, we have filed with the SEC this prospectus supplement regarding the sale under the Securities Act of the shares issuable to Lincoln Park under the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, on the date of this prospectus, we are issuing 615,384 Commitment Shares to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

Under applicable rules of the Nasdaq Capital Market, in no event may we issue or sell to Lincoln Park under the Purchase Agreement shares of our common stock in excess of 11,680,793 shares (including the Commitment Shares), which represents 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, or the Exchange Cap, unless (i) we obtain stockholder approval to issue shares of our common stock in excess of the Exchange Cap or (ii) the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3477 per share (which represents (a) the closing price of our common stock on Nasdaq immediately preceding the signing of the Purchase Agreement plus (b) $0.0037), such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules. In any event, the Purchase Agreement specifically provides that we may not issue or sell any shares of our common stock under the Purchase Agreement if such issuance or sale would breach any applicable rules or regulations of the Nasdaq Capital Market.

The Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates exceeding the Beneficial Ownership Cap.

Purchase of Shares under the Purchase Agreement

Regular Purchases

Under the Purchase Agreement, on any business day selected by us, if the closing sale price of our common stock on Nasdaq is not below $0.10, we may direct Lincoln Park to purchase up to 300,000 shares of our common stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided, however, that (i) a Regular Purchase may be increased to up to 350,000 shares if the closing sale price of our common stock on Nasdaq is not below $0.50 on the applicable purchase date and (ii) a Regular Purchase may be increased to up to 400,000 shares, if the closing sale price of our common stock on Nasdaq is not below $0.75 on the applicable purchase date. In each case, upon the parties mutual agreement, the maximum amount of any single Regular Purchase may be increased up to 2,500,000 shares. We may direct Lincoln Park to purchase shares in Regular Purchases as often as every business day.  The foregoing share amounts and per share prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•	the lowest sale price for our common stock on Nasdaq on the purchase date of such shares; and
•	the average of the three lowest closing sale prices for our common stock on Nasdaq during the 10 consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, on any business day on which we have properly submitted a Regular Purchase notice for the maximum amount allowed for such Regular Purchase and the closing sale price of our common stock is not below $0.20

(subject to adjustment as described above), to purchase an additional amount of our common stock, which we refer to as an Accelerated Purchase, of up to the lesser of:

•	three times the number of shares purchased pursuant to such Regular Purchase; and
•

30% of the aggregate shares of our common stock traded on Nasdaq during all or, if certain trading volume or market price thresholds specified in the Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date we refer to as the “Accelerated Purchase Measurement Period”.

The purchase price per share for each such Accelerated Purchase will be equal to the lesser of:

•	97% of the volume-weighted average price of our common stock on Nasdaq during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and
•	the closing sale price of our common stock on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, provided that the closing price of our common stock on the business day immediately preceding such business day is not below $0.20 (subject to adjustment as described above), to purchase an additional amount of our common stock, which we refer to as an Additional Accelerated Purchase, of up to the lesser of:

•	three times the number of shares purchased pursuant to the applicable corresponding Regular Purchase; and
•

30% of the aggregate shares of our common stock traded on Nasdaq during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time on the applicable Additional Accelerated Purchase date we refer to as the Additional Accelerated Purchase Measurement Period.

We may, in our sole discretion, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to the lower of:

•

97% of the volume-weighted average price of our common stock on Nasdaq during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•	the closing sale price of our common stock on Nasdaq on the applicable Additional Accelerated Purchase date.

In the case of Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our common stock to Lincoln Park.

Events of Default

Events of default under the Purchase Agreement include the following:

•

the effectiveness of the registration statement of which this prospectus supplement and accompanying prospectus form a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus supplement and accompanying prospectus are unavailable for the resale by Lincoln Park of our common stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the shares of our common stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our common stock covered by the Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our common stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•	suspension by the principal market of our common stock from trading for a period of one business day;
•

the de-listing of our common stock from the Nasdaq Capital Market, our principal market, unless our common stock is immediately thereafter trading on the Nasdaq Global Select Market, the New York Stock Exchange, the Nasdaq Global Market, the NYSE American, the OTC Bulletin Board or the OTC Markets (or any other comparable market);

•

the failure for any reason by our transfer agent to issue Purchase Shares to Lincoln Park within three business days after any purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such Purchase Shares;

•

any breach of the representations, warranties, covenants or other terms or conditions contained in the Purchase Agreement or Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•	our common stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems;
•

if at any time the Exchange Cap is reached and our stockholders have not approved the transactions contemplated by the Purchase Agreement in accordance with the applicable rules and regulations of the Nasdaq Capital Market, to the extent applicable; or

•	any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Purchase Agreement upon any of the events of default set forth above, however, the Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During an event of default, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our common stock under the Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance or entry into any new “equity line of credit.”

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold over a period of up to 36 months commencing on the date of this prospectus supplement. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase up to $20,000,000 of our common stock, exclusive of the 615,384 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement. The Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Purchase Agreement (i) shares of our common stock in excess of the Exchange Cap, unless we obtain stockholder approval to issue shares in excess of the Exchange Cap or the average price of all applicable sales of our common stock to Lincoln Park under the Purchase Agreement equals or exceeds $0.3477 per share, such that the transactions contemplated by the Purchase Agreement are exempt from the Exchange Cap limitation under applicable Nasdaq rules and (ii) any shares of our common stock if those shares, when aggregated with all other shares of our common stock then beneficially owned by Lincoln Park, would exceed the Beneficial Ownership Cap.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds from the Sale of Shares to Lincoln Park Under the $20 Million Purchase Agreement
$0.25		11,065,409	15.8%	$2,766,352
$0.344	(3)	11,065,409	15.8%	$3,806,501
$0.50		40,000,000	40.4%	$20,000,000
$1.00		20,000,000	25.3%	$20,000,000
$2.00		10,000,000	14.5%	$20,000,000

(1)

Includes the total number of Purchase Shares that we would have sold under the Purchase Agreement at the corresponding assumed average purchase price set forth in the first column, up to the aggregate purchase price of $20,000,000, if available, while giving effect to the Exchange Cap and without regard for the Beneficial Ownership Cap, and excludes the Commitment Shares.

(2)

The denominator is based on 58,403,971 shares outstanding as of March 23, 2020, adjusted to include the issuance of (i) 615,384 Commitment Shares being issued to Lincoln Park as consideration for its commitment to purchase shares of our common stock under the Purchase Agreement and (ii) the number of shares set forth in the adjacent column that we would have sold to Lincoln Park, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Purchase Agreement (that are the subject of this offering) at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on Nasdaq on March 23, 2020.

PLAN OF DISTRIBUTION

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to $20,000,000 in shares of our common stock and 615,384 shares of our common stock are being issued to Lincoln Park as Commitment Shares pursuant to the Purchase Agreement.  This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Lincoln Park to the public.

We may, from time to time and at our sole discretion, direct Lincoln Park to purchase shares of our common stock in amounts up to 300,000 shares on any single business day from and after the Commencement, which amounts may be increased to up to 400,000 shares of our common stock depending on the market price of our common stock at the time of sale, subject to, upon the parties mutual agreement, an increase of up to 2,500,000 shares per purchase (The foregoing share amounts and related market prices will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring after the date of the Purchase Agreement). In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, direct Lincoln Park to purchase additional shares of our common stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Purchase Agreement. The purchase price per share is based on the market price of our common stock at the time of sale as computed under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Lincoln Park Transaction-Purchases of Shares under the Purchase Agreement.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus supplement to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Lincoln Park agreed that during the term of the Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been sold to Lincoln Park.

Our common stock is listed on the Nasdaq and trades under the symbol “HTGM.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus supplement will be passed upon for us by Cooley LLP, San Diego, California. K&L Gates, LLP, Miami, Florida is counsel for Lincoln Park in connection with this offering.

EXPERTS

The financial statements as of December 31, 2018 and 2017 and for each of the two years in the period ended December 31, 2018 incorporated by reference in this prospectus supplement, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.htgmolecular.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We also incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement but prior to the termination of the offering of the common stock covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 9, 2019, August 6, 2019 and November 12, 2019, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January 14, 2019, January 30, 2019, February  20, 2019, March 13, 2019, April 2, 2019, April 29, 2019, May 28, 2019, June 14, 2019, August  20, 2019, September 19, 2019, September 23, 2019, October 7, 2019, November 15, 2019, January 27, 2020, February 26, 2020 and February 27, 2020; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 30, 2015, including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

HTG Molecular Diagnostics, Inc.

Attn: Corporate Secretary

3430 E. Global Loop

Tucson, Arizona 85706

Telephone number: (877) 289-2615

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS

$150,000,000

Common Stock

From time to time, we may offer and sell shares of our common stock with total gross proceeds of up to $150,000,000.

This prospectus provides a general description of the terms that may apply to an offering of our common stock. Each time we offer shares of our common stock, we will provide a supplement to this prospectus that contains specific information about the offering. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in our common stock.

This prospectus may not be used to consummate a sale of our common stock unless accompanied by a prospectus supplement.

Our common stock is traded on The Nasdaq Capital Market under the symbol “HTGM.” On December 26, 2018, the last reported sale price of our common stock was $2.40 per share.

We may sell shares of our common stock directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our common stock with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such shares and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “ Risk Factors ” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 11, 2019.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our common stock in one or more offerings up to a total aggregate offering price of $150,000,000. This prospectus provides you with a general description of our common stock.

Each time we sell shares of our common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before investing in our common stock.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR COMMON STOCK UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock other than the registered shares to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy shares of our common stock in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or shares of our common stock are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context requires otherwise, references in this prospectus to “we,” “us” and “our” refer to HTG Molecular Diagnostics, Inc.

Company Overview

We are a commercial stage company that develops and markets products and services based on a proprietary technology that facilitates the routine use of targeted molecular profiling using a small amount of biological sample. Molecular profiling is the collection of information about multiple molecular targets, such as DNA and RNA, also called biomarkers, in a biological sample. Molecular profiling information has many important applications, from basic research to molecular diagnostics in personalized medicine. Our technology can be used throughout that range of applications, which is just one of its many benefits. Our focus is on clinical applications. Our primary customers include biopharmaceutical companies, academic research centers and molecular testing laboratories.

Corporate Information

We were originally incorporated in Arizona in October 1997 as “High Throughput Genomics, Inc.” In December 2000, we reincorporated in Delaware as “HTG, Inc.” and in March 2011 we changed our name to “HTG Molecular Diagnostics, Inc.” Our principal executive offices are located at 3430 E. Global Loop, Tucson, AZ 85706, and our telephone number is (877) 289-2615. Our corporate website address is www.htgmolecular.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

This prospectus contains references to our trademarks, including VERI/O, HTG Edge and HTG EdgeSeq, and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and therefore we may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earliest of (1) December 31, 2020, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.07 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeded $700.0 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” have the meaning associated with that term in the JOBS Act.

We are also a “smaller reporting company” as defined in the Securities Exchange Act of 1934, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosures available to smaller reporting companies.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our quarterly, annual and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any common stock being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believe,” “expect,” “hope,” “may,” “will,” “plan,” “intend,” “estimate,” “could,” “should,” “would,” “continue,” “seek,” “pro forma,” or “anticipate,” or other similar words (including their use in the negative), or by discussions of future matters such as our ability to successfully commercialize our products and services, the development of new products, technology enhancements, possible collaborations, possible changes in legislation and other statements that are not historical. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date the statement is made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Forward-looking statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our common stock.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of our common stock offered hereby for working capital and general corporate purposes, which may include capital expenditures, debt repayment, and research and development, sales and marketing and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any such acquisitions or investments as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any common stock sold pursuant to the prospectus supplement or free writing prospectus. Pending their use, we currently expect to invest the net proceeds from any offering under this prospectus in U.S. Treasuries, U.S. government sponsored agency obligations and/or high credit quality corporate debt securities which have an average credit rating of AA.

DESCRIPTION OF CAPITAL STOCK

Our amended and restated certificate of incorporation authorizes us to issue up to 200,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. All of our authorized preferred stock is undesignated. The following is a summary of the rights of our common stock and preferred stock and some of the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and of the Delaware General Corporation Law. This summary is not complete. For more detailed information, please see our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the Delaware General Corporation Law.

Common Stock

Voting

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights. Accordingly, the holders of a majority of the shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election.

Dividends

Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

Rights and Preferences

Holders of our common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control that may otherwise benefit holders of our common stock and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law

Delaware Anti-Takeover Law

We are subject to Section 203 of the Delaware General Corporation Law, or Section 203. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless:

•	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions of our amended and restated certificate of incorporation and amended and restated bylaws may delay or discourage transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

permit our board of directors to issue up to 10,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate (including the right to approve an acquisition or other change of control);

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that directors may only be removed, subject to any limitation imposed by law, by the holders of at least 66 2/3% of the voting power of all of our then-outstanding shares of the capital stock entitled to vote generally at an election of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divide our board of directors into three classes;

•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•

provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing in a timely manner and also specify requirements as to the form and content of a stockholder’s notice;

•

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•

provide that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to us or our stockholders, (3) any action asserting a claim against the us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or bylaws, or (4) any action asserting a claim against us governed by the internal affairs doctrine; and

•

provide that special meetings of our stockholders may be called only by the chairman of the board, our Chief Executive Officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors.

The amendment of any of these provisions, with the exception of the ability of our board of directors to issue shares of preferred stock and designate any rights, preferences and privileges thereto, would require approval by the holders of at least 66 2/3% of our then outstanding common stock.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “HTGM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is 6201 15th Avenue, Brooklyn, New York 11219.

PLAN OF DISTRIBUTION

We may sell shares of our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell shares of our common stock to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may also sell shares of our common stock covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other stock exchange or quotation or trading service on which our common stock may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker other than on The Nasdaq Capital Market or such other stock exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of our common stock, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents, if any;

•	the purchase price of the common stock and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional common stock from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which our common stock may be listed.

Only underwriters named in the prospectus supplement are underwriters of the common stock offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the common stock for their own account and may resell the common stock from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the common stock will be subject to the conditions set forth in the applicable underwriting agreement. We may offer our common stock to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions unless otherwise specified in the prospectus supplement, the underwriters will be obligated to purchase all of the common stock offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell our common stock directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common stock, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to any offering pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional shares in the offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing shares of our common stock in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Capital Market, or any other stock exchange or which our common stock may be listed at the time of sale, may engage in passive market making transactions in our common stock on The Nasdaq Capital Market or such other stock exchange in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the shares of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common stock; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common stock if it discourages resales of the shares.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the common stock offered by this prospectus. If such transactions are commenced, they may be discontinued without notice at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of our common stock offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

The financial statements as of December 31, 2017 and 2016 and for the years then ended incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the common stock we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of our common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the common stock offered by this prospectus.

Because we are currently subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.htgmolecular.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement, and (ii) after the effectiveness of the registration statement but prior to the termination of the offering of the securities covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 23, 2018;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed) filed with the SEC on July 3, 2018;

•

our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2018, June 30, 2018 and September 30, 2018, filed with the SEC on May 10, 2018, August 9, 2018 and November 8, 2018, respectively;

•

our Current Reports on Form 8-K, filed with the SEC on January 4, 2018, January 16, 2018, January 19, 2018, January 31, 2018, February 27, 2018, March 27, 2018, April 4, 2018, April 16, 2018, May 21, 2018, August 20, 2018, August 21, 2018 and September 27, 2018; and

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed with the SEC on April 30, 2015, including any amendments or reports filed for the purpose of updating such description.

You can request a copy of these filings, at no cost, by writing us at 3430 E. Global Loop, Tucson, Arizona, 85706 Attn: Corporate Secretary, or telephoning us at (877) 289-2615.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

HTG Molecular Diagnostics, Inc.

Up to $20,000,000 of Shares of Common Stock and 615,384 Shares of Common Stock

PROSPECTUS SUPPLEMENT

March 25, 2020